SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 27, 2004



                               ACTUANT CORPORATION
             (Exact name of Registrant as specified in its charter)


         Wisconsin                   1-11288                 39-0168610
(State or other jurisdiction     (Commission File          (I.R.S. Employer
     of incorporation)               Number)              Identification No.)




                              6100 North Baker Road
                               Milwaukee, WI 53209

           Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (414) 352-4160




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

         On August 27, 2004, Actuant Corporation (the "Company") irrevocably deposited with J.P. Morgan Trust Company, National Association, as trustee of the indenture governing the Company's 13% Senior Subordinated Notes due 2009 (the "Notes"), funds sufficient to legally defease the Company's Notes, as required by the indenture governing the Notes. In accordance with the terms of the indenture governing the Notes, the legal defeasance of the Notes will be effective on November 26, 2004, assuming that the Company does not experience an Event of Default (as defined in the indenture governing the Notes) from bankruptcy or insolvency events within 91 days of August 27, 2004. Upon the legal defeasance of the Notes, each guarantor of the Notes shall be released from its obligations under its guarantee of the Notes as provided in the indenture governing the Notes.

         Furthermore, the indenture governing the Company's 2% Convertible Senior Subordinated Debentures due 2023 (the "Debentures") states that upon the release of a guarantee of any guarantor under the Notes that is also a guarantor under the Debentures, the guarantor under the Debentures will be automatically released and relieved of all of its obligations under the indenture governing the Debentures. Consequently, when the Notes are legally defeased, the guarantees on the Debentures will be automatically released as provided in the indenture governing the Debentures.



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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                                ACTUANT CORPORATION
                                                         (Registrant)


         Date:  August 27, 2004                 By:  /s/ Andrew G. Lampereur
                                                   -----------------------------
                                                Andrew G. Lampereur
                                                Executive Vice President and
                                                Chief Financial Officer